FOR IMMEDIATE RELEASE

Contacts:    Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION EARNS RECORD $10.7 MILLION
IN FIRST QUARTER
ATLANTA, GA (April 16, 2015) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), today reported financial results for the quarter ended March 31, 2015.
KEY RESULTS

•	Net income of $10.7 million, or $0.45 per diluted share for the quarter, an increase of $4.6 million, or $0.19 per diluted share, year over year

•	Total revenue of $58.5 million for the quarter

•	Mortgage banking income of $21.3 million, an increase of $10.7 million, or 101.4%, year over year

•	Mortgage production increased $292.2 million, or 91.1%, year over year to $613.0 million for the quarter

•	Return on average assets of 1.40% for the quarter

•	Tangible book value of $12.64 per share increased by $1.36, or 12.1%, year over year

•	Loan portfolio grew by $64.3 million, or 2.9%, during the quarter and $469.5 million, or 25.4%, year over year, to $2.3 billion

•	Loan servicing portfolio increased to $6.9 billion, or 26.6%, year over year

•	Total deposit portfolio grew by $194.9 million, or 7.9%, during the quarter and $452.5 million, or 20.6%, year over year, to $2.7 billion

Fidelity's Chairman, Jim Miller, said, “There was a surge in mortgage financing in the first quarter, which we capitalized on. Purchase volume remained a majority of the business. Geographic expansion in the Carolinas and the Mid-Atlantic paid dividends. This means we should, going forward, have mortgage production greater than budgeted, but we don’t know if the surge will continue. Based on our numbers across the board, it looks like the recovery is gaining momentum, which bodes well for all lines of business though rates and terms are increasingly challenging. Our partnerships with U.S. Bancorp’s Elavon unit for handling merchant services, and with FNB Omaha for credit cards are very promising. Trust is performing as planned. Our strategic moves continue. In Georgia, we have identified two new existing bank branches and will open next month our office on Howell Mill Road. Other moves are pending here and in Florida."

BALANCE SHEET
Total assets at March 31, 2015, grew to $3.2 billion, an increase of $120.2 million, or 3.9%, compared to December 31, 2014, and $648.5 million, or 25.4%, compared to March 31, 2014. These increases are primarily attributable to an increase in loan production, mainly in indirect and mortgage loans held for investment.
Loans
Total loans held for investment at March 31, 2015, grew to $2.3 billion, an increase of $64.3 million, or 2.9%, compared to December 31, 2014, and $469.5 million, or 25.4%, compared to March 31, 2014.
Continued strong auto sales and overall mortgage volume were the main drivers of the growth in indirect and mortgage loans. Indirect loans grew by $31.8 million and $325.9 million, or 2.6% and 35.2%, respectively, and mortgage loans increased by $24.8 million and $120.7 million, or 10.4% and 85.0%, respectively, compared to December 31, 2014 and March 31, 2014.
Construction loans increased by $10.5 million and $33.0 million, or 8.4% and 32.5%, respectively, compared to December 31, 2014 and March 31, 2014, due to expansion into the Savannah and Birmingham markets in addition to organic growth in our existing markets.
The following table summarizes average loans by category for the periods presented.

	For the Quarter Ended
($ in thousands)	March 31, 2015	December 31, 2014	March 31, 2014
Commercial	$526,819	$519,932	$531,517
SBA	149,420	152,672	145,863
Construction	129,029	115,146	100,165
Indirect automobile	1,419,294	1,329,306	1,032,592
Installment	13,047	11,938	15,539
Residential mortgage	337,122	300,652	170,675
Home equity lines of credit	81,825	79,906	74,558
Total average loans (including HFS)	$2,656,556	$2,509,552	$2,070,909

Deposits
Total deposits at March 31, 2015, of $2.7 billion increased by $194.9 million, or 7.9%, compared to December 31, 2014, and $452.5 million, or 20.6%, compared to March 31, 2014. The increase for the quarter is attributable to an increase in noninterest bearing demand deposits, particularly in commercial accounts which increased $106.8 million, and an increase of $26.8 million in time deposits. The year over year increase occurred primarily due to organic growth of $243.4 million, primarily in noninterest bearing deposits, which increased $155.7 million, as well as the assumption of deposits from six branches in Florida during September 2014 of $170.9 million, and assumption of deposits from one branch in Florida during January 2015 of $38.2 million.
Average core deposits, including noninterest-bearing demand deposits, grew by $53.1 million, or 3.2%, during the quarter and $242.3 million, or 16.3%, year over year, particularly in commercial accounts and assumption of deposits discussed above. Noninterest-bearing demand deposits increased to 24.0% of total average deposits for the quarter compared to 23.5% at December 31, 2014, and 22.2% at March 31, 2014.
Time deposits increased by $26.8 million, or 3.4%, during the quarter and $156.9 million, or 23.8%, year over year. The year over year change occurred primarily due to $88.0 million in time deposits assumed during the third quarter of 2014 and a $62.1 million increase in brokered deposits generally used to fund loan growth.

The following table summarizes average deposit composition and average rate paid for the periods presented.

	For the Quarter Ended
	March 31, 2015			December 31, 2014			March 31, 2014
($ in millions)	Average Amount	Rate	Percent of Total Deposits	Average Amount	Rate	Percent of Total Deposits	Average Amount	Rate	Percent of Total Deposits
Noninterest-bearing demand deposits	$605.8	—%	24.0%	$567.4	—%	23.5%	$478.0	—%	22.2%
Interest-bearing demand deposits	812.8	0.23%	32.1%	783.9	0.25%	32.3%	698.8	0.29%	32.3%
Savings deposits	309.4	0.33%	12.2%	323.6	0.35%	13.4%	308.8	0.39%	14.3%
Time deposits	803.0	0.90%	31.7%	741.2	0.98%	30.8%	675.0	1.01%	31.2%
Total average deposits	$2,531.0	0.40%	100.0%	$2,416.1	0.43%	100.0%	$2,160.6	0.48%	100.0%

INCOME STATEMENT
Interest Income
Interest income was $26.5 million for the quarter, an increase of $3.4 million, or 14.7% as compared to the same period in 2014. The increase was primarily due to a year over year increase in average loans of $585.6 million, or 28.3%, primarily in the indirect and mortgage portfolios, partially offset by a decrease in the yield on loans of 41 basis points, as new loans, on average, were originated at lower yields over the previous twelve months.
On a linked-quarter basis, interest income decreased slightly, primarily due to a decrease of 15 basis points in the yield on total loans, net of a $147.0 million increase in average total loans.
Interest Expense
Interest expense was $2.9 million for the quarter, an increase of $138,000, or 4.9% as compared to the same period in 2014. The year over year increase occurred primarily due to an increase in average other borrowings of $166.1 million used to fund growth in average loans.
On a linked-quarter basis, interest expense decreased by $73,000, or 2.4%, primarily due to a reduction of 4 basis points in the cost of interest bearing deposits.
Net Interest Margin
The net interest margin was 3.35% for the quarter, compared to 3.55% for the same period in 2014. The decrease was primarily attributable to a decrease in the yield on total loans as new loans were originated at lower yields in 2015, partially offset by a slight decrease in deposit yields.
On a linked-quarter basis, the net interest margin decreased by 12 basis points compared to 3.47% for the prior quarter, primarily due to a decrease of 15 basis points in the yield on total loans, offset by an increased volume of loans for the quarter.

Noninterest Income
Noninterest income was $32.0 million for the quarter, an increase of $12.7 million , or 65.3%, as compared to the same period in 2014. The increase was primarily related to an increase in gains on the sale of mortgage and indirect loans. Noninterest income from mortgage banking activities increased by $10.7 million for the quarter as gains on mortgage loan sales were $11.8 million higher for the quarter. Fidelity was able to take advantage of the nationwide refinance surge during the quarter while continuing to grow our purchase money mortgage business year over year. Mortgage loan production increased $292.2 million, or 91.1%, to $613.0 million while mortgage loan sales increased $223.9 million, or 68.2%, to $328.1 million year over year. Mortgage loan servicing revenue increased by $641,000 to $3.6 million for the quarter as the servicing portfolio grew to $5.6 billion at March 31, 2015. These increases were partially offset by an increase in mortgage servicing right amortization and impairment adjustment of $2.6 million driven by an increase in prepayment speed assumption.
Higher gains on indirect loan sales drove $723,000 of the increase in noninterest income from indirect lending activities of $1.3 million for the quarter. Indirect loan sales totaled $219.8 million for the quarter compared to sales of $195.0 million for the same period in the prior year.
On a linked-quarter basis, noninterest income increased by $7.3 million, or 29.7%, primarily attributable to increases in income from mortgage banking activities and indirect lending activities of $5.8 million and $2.1 million, respectively. These increases occurred primarily due to increased gain on sale of mortgage and indirect loans of $7.7 million and $2.2 million, respectively, from growth in sales of $76.2 million and $97.8 million, respectively. See "Analysis of Indirect Lending" and "Analysis of Mortgage Lending" tables below.
Noninterest Expense
Noninterest expense was $38.6 million for the quarter, an increase of $6.0 million, or 18.3%, as compared to the same period in 2014.
Salaries and benefits expense has increased due to the growth in employees and locations and the associated administrative support functions as the Company continues to grow. Salaries and benefits increased by $2.7 million, or 17.0%, year over year.
Commissions expense increased $2.7 million, or 77.5%, compared to the same period in 2014. This increase corresponds to the growth in mortgage loan production, which increased $292.2 million or 91.1% compared to the same period in 2014.
Net occupancy and communication also increased $905,000, or 25.7%, year over year, due to the Bank's continued growth during the period.
On a linked-quarter basis, noninterest expense increased by $2.0 million, or 5.4%, primarily due to an $896,000 increase in salaries and benefits and a $615,000 increase in commissions for the quarter.
ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and trust services and credit-related insurance products through branches in Georgia and Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided throughout the South. For additional information about Fidelity's products and services, please visit the web site at www.FidelitySouthern.com.

This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2014 Annual Report filed on Form 10-K with the Securities and Exchange Commission. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands, except per share data)	March 31, 2015	December 31, 2014	March 31, 2014
INCOME STATEMENT DATA:
Interest income	$26,486	$26,633	$23,084
Interest expense	2,945	3,018	2,807
Net interest income	23,541	23,615	20,277
Provision for loan losses	108	556	(2,450)
Noninterest income	32,038	24,711	19,377
Noninterest expense	38,635	36,645	32,656
Net income	10,690	7,213	6,063
PERFORMANCE:
Earnings per common share - basic	$0.50	$0.34	$0.28
Earnings per common share - diluted	0.45	0.31	0.26
Book value per common share	$12.85	$12.40	$11.39
Tangible book value per common share	12.64	12.22	11.28
Cash dividends paid per common share	$0.09	$0.09	$0.04
Return on average assets	1.40%	0.98%	0.97%
Return on average shareholders' equity	16.20%	10.99%	10.36%
Net interest margin	3.35%	3.47%	3.55%
END OF PERIOD BALANCE SHEET SUMMARY:
Total assets	$3,205,376	$3,085,225	$2,556,887
Earning assets	2,951,135	2,848,618	2,350,759
Loans, excluding Loans Held-for-Sale	2,317,581	2,253,306	1,848,092
Total loans	2,723,098	2,622,241	2,028,642
Total deposits	2,652,896	2,458,022	2,200,389
Shareholders' equity	274,898	264,951	242,391
DAILY AVERAGE BALANCE SHEET SUMMARY:
Total assets	$3,098,079	$2,921,742	$2,529,476
Earning assets	2,858,827	2,711,138	2,325,164
Loans, excluding Loans Held-for-Sale	2,298,789	2,192,383	1,886,136
Total loans	2,656,556	2,509,552	2,070,909
Total deposits	2,530,988	2,416,140	2,160,696
Shareholders' equity	267,561	260,308	237,408
ASSET QUALITY RATIOS:
Net charge-offs/(recoveries), annualized to average loans	0.29%	0.50%	(0.02)%
Allowance to period-end loans	1.03%	1.13%	1.67%
Nonperforming assets to total loans, ORE and repossessions	2.33%	2.61%	3.66%
Allowance to nonperforming loans, ORE and repossessions	0.44x	0.43x	0.45x
SELECTED RATIOS:
Loans to total deposits	87.36%	91.67%	83.99%
Average total loans to average earning assets	92.92%	92.56%	89.07%
Noninterest income to total revenue	54.74%	48.13%	45.63%
Leverage ratio	9.89%	10.40%	11.21%
Common equity tier 1 capital	9.06%	N/A	N/A
Tier 1 risk-based capital	10.63%	11.07%	13.20%
Total risk-based capital	11.43%	12.01%	14.46%
Average equity to average assets	8.64%	8.91%	9.39%

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	March 31, 2015	December 31, 2014	March 31, 2014
ASSETS
Cash and cash equivalents	$85,615	$71,605	$166,952
Investment securities available-for-sale	139,727	149,590	163,803
Investment securities held-to-maturity	10,316	7,349	3,795
Loans held-for-sale	405,517	368,935	180,550
Loans	2,317,581	2,253,306	1,848,092
Allowance for loan losses	(23,758)	(25,450)	(30,797)
Loans, net of allowance for loan losses	2,293,823	2,227,856	1,817,295
Premises and equipment, net	60,710	60,857	48,937
Other real estate, net	19,988	22,564	24,547
Bank owned life insurance	65,013	59,553	34,127
Servicing rights	68,146	64,897	55,281
Other assets	56,521	52,019	61,600
Total assets	$3,205,376	$3,085,225	$2,556,887

LIABILITIES
Deposits
Noninterest-bearing demand deposits	$706,679	$558,018	$525,853
Interest-bearing deposits
Demand and money market	825,244	788,373	700,268
Savings	304,135	321,621	314,282
Time deposits	816,838	790,010	659,986
Total deposits	2,652,896	2,458,022	2,200,389
Other borrowings	201,018	291,087	43,685
Subordinated debt	46,393	46,393	46,393
Other liabilities	30,171	24,772	24,029
Total liabilities	2,930,478	2,820,274	2,314,496

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—
Common stock	163,340	162,575	159,654
Accumulated other comprehensive income, net	3,229	2,814	1,606
Retained earnings	108,329	99,562	81,131
Total shareholders’ equity	274,898	264,951	242,391
Total liabilities and shareholders’ equity	$3,205,376	$3,085,225	$2,556,887

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Quarter Ended
($ in thousands, except per share data)	March 31, 2015	December 31, 2014	March 31, 2014
INTEREST INCOME
Loans, including fees	$25,289	$25,382	$21,797
Investment securities	1,185	1,242	1,249
Federal funds sold and bank deposits	12	9	38
Total interest income	26,486	26,633	23,084
INTEREST EXPENSE
Deposits	2,492	2,609	2,488
Other borrowings	177	130	44
Subordinated debt	276	279	275
Total interest expense	2,945	3,018	2,807
Net interest income	23,541	23,615	20,277
Provision for loan losses	108	556	(2,450)
Net interest income after provision for loan losses	23,433	23,059	22,727
NONINTEREST INCOME
Service charges on deposit accounts	1,083	1,229	1,003
Other fees and charges	1,166	1,189	920
Mortgage banking activities	21,318	15,489	10,587
Indirect lending activities	5,979	3,847	4,676
SBA lending activities	930	1,305	844
Bank owned life insurance	492	304	301
Securities gains	—	—	—
Other	1,070	1,348	1,046
Total noninterest income	32,038	24,711	19,377
NONINTEREST EXPENSE
Salaries and employee benefits	18,822	17,926	16,085
Commissions	6,160	5,545	3,470
Occupancy	3,482	3,508	2,603
Communication	948	1,068	922
Other	9,223	8,598	9,576
Total noninterest expense	38,635	36,645	32,656
Income before income tax expense	16,836	11,125	9,448
Income tax expense	6,146	3,912	3,385
NET INCOME	$10,690	$7,213	$6,063

EARNINGS PER SHARE:
Basic earnings per share	$0.50	$0.34	$0.28
Diluted earnings per share	$0.45	$0.31	$0.26
Weighted average common shares outstanding-basic	21,380	21,343	21,288
Weighted average common shares outstanding-diluted	23,683	23,544	23,447

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
LOANS BY CATEGORY
(UNAUDITED)

($ in thousands)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Commercial	$519,062	$524,145	$524,419	$536,435	$525,347
SBA	138,198	134,766	143,302	136,946	138,331
Total commercial and SBA loans	657,260	658,911	667,721	673,381	663,678
Construction loans	134,456	123,994	108,823	113,873	101,443
Indirect automobile	1,251,044	1,219,232	1,087,710	997,117	925,101
Installment	12,209	13,372	15,647	15,892	15,932
Total consumer loans	1,263,253	1,232,604	1,103,357	1,013,009	941,033
Residential mortgage	180,424	158,348	119,292	93,453	68,546
Home equity lines of credit	82,188	79,449	74,610	74,898	73,392
Total mortgage loans	262,612	237,797	193,902	168,351	141,938
Loans	2,317,581	2,253,306	2,073,803	1,968,614	1,848,092

Loans held-for-sale:
Residential mortgage	241,974	181,424	161,775	191,666	112,195
SBA	13,543	12,511	17,667	8,053	8,355
Indirect automobile	150,000	175,000	145,000	140,000	60,000
Total loans held-for-sale	405,517	368,935	324,442	339,719	180,550
Total loans	$2,723,098	$2,622,241	$2,398,245	$2,308,333	$2,028,642

Noncovered loans	$2,287,284	$2,218,493	$2,036,097	$1,923,088	$1,796,256
Covered loans	30,297	34,813	37,706	45,526	51,836
Loans held-for-sale	405,517	368,935	324,442	339,719	180,550
Total loans	$2,723,098	$2,622,241	$2,398,245	$2,308,333	$2,028,642

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	March 31, 2015	December 31, 2014	March 31, 2014
Balance at beginning of period	$25,450	$28,297	$33,684
Net charge-offs/(recoveries):
Commercial and SBA	815	2,239	364
Construction	(76)	(151)	(1,680)
Indirect automobile and installment loans	872	899	743
Mortgage	(1)	(19)	35
Covered	19	(225)	448
Acquired, noncovered	(1)	(1)	(15)
Total net charge-offs/(recoveries)	1,628	2,742	(105)
Provision for loan losses (1)	108	556	(2,450)
Decrease in FDIC loss share receivable	(172)	(661)	(542)
Balance at end of period	$23,758	$25,450	$30,797

Net charge-offs/(recoveries), annualized to average loans	0.29%	0.50%	(0.02)%
Average loans	$2,298,789	$2,192,383	$1,886,136
Allowance for loan losses as a percentage of loans	1.03%	1.13%	1.67%

(1) Net of benefit attributable to FDIC loss share receivable

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
NONPERFORMING AND CLASSIFIED ASSETS
(UNAUDITED)

($ in thousands)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
NONPERFORMING ASSETS
Nonaccrual loans	$32,432	$34,856	$36,489	$37,364	$42,158
Loans past due 90 days or more and still accruing	1,006	827	—	—	488
Repossessions	1,002	1,183	1,210	1,068	1,398
Other real estate (ORE)	19,988	22,564	26,999	26,930	24,547
Nonperforming assets	$54,428	$59,430	$64,698	$65,362	$68,591
NONPERFORMING ASSET RATIOS
Loans 30-89 days past due	$3,934	$4,565	$2,885	$2,874	$4,045
Loans 30-89 days past due to loans	0.17%	0.20%	0.14%	0.15%	0.22%
Loans past due 90 days or more and still accruing to loans	0.04%	0.04%	—%	—%	0.03%
Nonperforming assets to loans, ORE, and repossessions	2.33%	2.61%	3.08%	3.27%	3.66%

ASSET QUALITY RATIOS
Classified Asset Ratio (3)	20.45%	21.49%	25.36%	24.88%	27.14%
Nonperforming loans as a % of loans	1.44%	1.58%	1.76%	1.90%	2.31%
Nonperforming assets as a % of loans plus ORE	1.43%	1.57%	1.74%	1.87%	2.28%
ALL to nonperforming loans	71.05%	67.66%	63.80%	42.52%	53.95%
Net charge-offs/(recoveries), annualized to average loans	0.29%	0.50%	0.40%	0.42%	(0.02)%
ALL as a % of loans	1.03%	1.13%	1.36%	1.47%	1.67%

CLASSIFIED ASSETS
Classified loans (1)	$52,684	$53,415	$61,161	$57,880	$63,993
ORE and repossessions	14,508	17,218	21,287	21,633	21,279
Total classified assets (2)	$67,192	$70,633	$82,448	$79,513	$85,272

(1) Amount of SBA guarantee included	$5,802	$5,271	$7,590	$6,462	$8,506
(2) Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, repossessions and ORE, net of loss share.
(3) Classified asset ratio is defined as classified assets as a percentage of Tier 1 capital plus allowance for loan losses.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Average loans outstanding (1)	$1,389,570	$1,329,306	$1,204,314	$1,075,657	$1,032,592
Loans serviced for others	$1,025,569	$902,823	$863,931	$701,120	$657,082
Past due loans:
Amount 30+ days past due	$1,222	$1,547	$1,573	$1,363	$1,117
Number 30+ days past due	132	143	136	125	109
30+ day performing delinquency rate (2)	0.09%	0.11%	0.13%	0.12%	0.11%
Nonperforming loans	$778	$715	$795	$743	$772
Nonperforming loans as a percentage of period end loans (2)	0.06%	0.05%	0.06%	0.07%	0.08%
Net charge-offs	$866	$901	$612	$614	$733
Net charge-off rate (3)	0.36%	0.30%	0.23%	0.25%	0.31%
Number of vehicles repossessed during the period	134	128	136	126	143
Average beacon score of portfolio	755	753	751	745	752
Production by state:
Alabama	$22,056	$26,780	$27,845	$28,530	$22,155
Arkansas	35,786	41,912	47,894	36,572	22,183
North Carolina	21,809	25,059	29,781	24,069	18,980
South Carolina	16,273	16,132	22,189	23,139	14,657
Florida	96,688	102,465	128,729	110,940	76,829
Georgia	60,402	69,288	72,423	54,592	45,154
Mississippi	19,537	23,736	30,525	28,569	23,941
Tennessee	19,479	22,880	28,684	22,196	15,746
Virginia	16,919	18,590	20,903	16,017	11,458
Texas	41,527	50,987	49,868	39,320	15,429
Louisiana	21,042	13,531	12,597	2,595	—
Total production by state	$371,518	$411,360	$471,438	$386,539	$266,532
Loan sales	$219,784	$121,973	$244,556	$118,344	$195,027
Portfolio yield (1)	2.88%	3.07%	3.10%	3.26%	3.38%

(1)	Includes held-for-sale
(2)	Calculated by dividing loan category as of the end of the period by period-end loans including held for sale for the specified loan portfolio
(3)	Calculated by dividing annualized net charge-offs for the period by average loans held for investment during the period for the specified loan category

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	For the Quarter Ended
($ in thousands)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Average loans outstanding (1)	$337,122	$300,652	$286,407	$229,292	$170,675
Loans serviced for others	$5,622,102	$5,413,781	$5,173,282	$4,844,984	$4,574,281
% of loan production for purchases	58.82%	74.93%	82.25%	86.18%	78.48%
% of loan production for refinance loans	41.18%	25.07%	17.75%	13.82%	21.52%
Production by region:
Georgia	$342,121	$311,846	$316,359	$328,936	$181,667
Florida/Alabama	51,590	42,485	31,642	26,383	20,816
Virginia/Maryland	158,289	126,151	127,721	132,816	73,471
North and South Carolina (2)	3,858	—	—	—	—
Total retail	555,858	480,482	475,722	488,135	275,954
Wholesale	57,125	34,961	60,393	73,252	44,862
Total production by region	$612,983	$515,443	$536,115	$561,387	$320,816
Loan sales	$552,085	$475,930	$536,490	$446,176	$328,145
Portfolio yield (1)	3.79%	3.93%	4.10%	4.05%	4.21%

INCOME FROM MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	For the Quarter Ended
(in thousands)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Marketing gain, net	$19,745	$12,076	$12,108	$10,954	$7,991
Origination points and fees	2,757	2,744	2,943	3,148	1,787
Loan servicing revenue	3,646	3,473	3,211	2,998	3,005
MSR amortization and impairment adjustments	(4,830)	(2,804)	(2,127)	(3,530)	(2,196)
Total mortgage banking activities	$21,318	$15,489	$16,135	$13,570	$10,587

Noncash items included in income from mortgage banking activities:
Capitalized MSR, net	$4,429	$3,333	$4,062	$3,693	$2,170
Valuation on MSR	(2,469)	(709)	(156)	(1,838)	(619)
Mark to market adjustments	3,967	588	(1,747)	1,609	1,362
Total noncash items	$5,927	$3,212	$2,159	$3,464	$2,913

(1) Includes held-for-sale
(2) Expanded into North and South Carolina in January 2015

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	For the Quarter Ended
	March 31, 2015			March 31, 2014
	Average	Income/	Yield/	Average	Income/	Yield/
($ in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income (1)	$2,656,556	$25,333	3.87%	$2,070,909	$21,836	4.28%
Investment securities (1)	164,456	1,236	3.05%	176,171	1,304	3.00%
Federal funds sold and bank deposits	37,815	12	0.13%	78,084	38	0.20%
Total interest-earning assets	2,858,827	26,581	3.77%	2,325,164	23,178	4.04%
Noninterest-earning assets:
Cash and due from banks	15,311			17,508
Allowance for loan losses	(25,258)			(33,869)
Premises and equipment, net	60,979			48,479
Other real estate	22,219			28,798
Other assets	166,001			143,396
Total assets	$3,098,079			$2,529,476
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$812,833	$453	0.23%	$698,811	$507	0.29%
Savings deposits	309,393	255	0.33%	308,819	296	0.39%
Time deposits	803,000	1,784	0.90%	675,034	1,685	1.01%
Total interest-bearing deposits	1,925,226	2,492	0.52%	1,682,664	2,488	0.60%
Other borrowings	229,374	177	0.31%	63,313	44	0.28%
Subordinated debt	46,393	276	2.41%	46,393	275	2.40%
Total interest-bearing liabilities	2,200,993	2,945	0.54%	1,792,370	2,807	0.64%
Noninterest-bearing liabilities and shareholders' equity:
Demand deposits	605,762			478,033
Other liabilities	23,763			21,665
Shareholders’ equity	267,561			237,408
Total liabilities and shareholders’ equity	$3,098,079			$2,529,476
Net interest income/spread		$23,636	3.23%		$20,371	3.40%
Net interest margin			3.35%			3.55%

(1) Interest income includes the effect of taxable-equivalent adjustment using a 35% tax rate.